Ref:PB21107A/jg  (LLP)(pbhd-client  letters  2002-Wentworth  III)
November  6,  2002


Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549

RE:     WENTWORTH  III,  INC.

Ladies  and  Gentlemen:

We have read the statements made by WENTWORTH III, INC. in Item 4(a) of the accompanying Form 8-K/A (Commission file number 333-75044), which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very  truly  yours,



GOLDSTEIN  GOLUB  KESSLER  LLP